EXHIBIT 32.2

The following certification is provided by the undersigned Chief Financial Officer of Merchants and Manufacturers Bancorporation, Inc. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003.

CERTIFICATION OF PERIODIC REPORT

CERTIFICATION

I, Frederick R. Klug, Chief Financial Officer of Merchants and Manufacturers Bancorporation, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, 18 U.S.C. Section 1350.

(1) The Annual Report of Merchants and Manufacturers Bancorporation, Inc. for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (14 U.S.C. 78m or 78o (d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merchants and Manufacturers Bancorporation, Inc.

/s/ Frederick R. Klug

Name: Frederick R. Klug Title: Chief Financial Officer Date: March 15, 2007